Exhibit 10.12.3

MUTUAL TERMINATION AGREEMENT

This Mutual Termination Agreement (this “Agreement”) is effective as of September 30, 2023 (the “Effective Date”) by and between Checkpoint Therapeutics, Inc., a Delaware corporation with its place of business at 95 Sawyer Road, Suite 110, Waltham, MA 02453 (“CTI”) and TG Therapeutics, Inc., a Delaware corporation with its place of business at 2 Gansevoort Street, 9th Floor, New York, New York 10014 (“TGTX”). CTI and TGTX may each individually be referred to as a “Party” herein and collectively as the “Parties.”

WHEREAS, CTI and TGTX entered into an Amended and Restated Collaboration Agreement dated June 19, 2019 (as amended or supplemented, the “Collaboration Agreement”);

WHEREAS, CTI and TGTX have mutually agreed to terminate the Collaboration Agreement.

NOW, THEREFORE, CTI and TGTX, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, do hereby agree as follows:

1. Capital terms used herein that are not otherwise defined shall have the meanings as given to them in the Collaboration Agreement.

2. The Collaboration Agreement is hereby terminated as of the Effective Date.

3. TGTX shall pay to CTI any expenses which remain, as of the Effective Date, owing pursuant to Section 6.1(a) of the Collaboration Agreement. Except as expressly provided in this Agreement, the Parties acknowledge and agree that no further compensation, consideration or obligation will be due, payable or owing with respect to the Collaboration Agreement.

4. CTI hereby releases TGTX, its officers, employees, directors, agents, successor entities, assigns, and representatives from and against any and all claims, losses, damages, liabilities, demands, costs and expenses attributable to, or arising out of, in any way the Collaboration Agreement.

5. TGTX hereby releases CTI, its officers, employees, directors, agents, successor entities, assigns, and representatives from and against any and all claims, losses, damages, liabilities, demands, costs and expenses attributable to, or arising out of, in any way the Collaboration Agreement.

6. This Agreement shall be governed and interpreted, and all rights and obligations of the parties shall be determined, in accordance with the laws of the State of New York, without regard to its conflict of laws rules. All disputes with respect to this Agreement, which cannot be resolved by good faith negotiation among the parties, shall be brought and heard in the United States District Court for the Southern District of New York or any State courts sitting in New York, New York. The parties to this Agreement each consent to the in personam jurisdiction and agree that service of process upon them in any such action may be made if delivered in person, by courier service, by facsimile or by certified mail, postage prepaid, return receipt requested, and shall be deemed effectively given upon confirmed receipt thereof.

7. This Agreement may be executed in two counterparts and either party hereto may execute any such counterpart, both of which when executed and delivered shall be deemed to be an original and to which both counterparts, when fully executed by all of the parties, taken together shall constitute but one and the same instrument.

8. The Agreement states the entire agreement among the parties hereto concerning the termination of the Collaboration Agreement, and supersedes any and all prior agreements, commitments, communications, negotiations, offers (whether in writing or oral), representations, statements, understandings and writings pertaining thereto, and may not be amended or modified except by written instrument duly executed and delivered by each of the parties hereto.

IN WITNESS WHEREOF, this Mutual Termination Agreement has been duly executed and delivered by their duly authorized representatives to be effective as of the Effective Date.

Checkpoint Therapeutics, Inc.

By:	/s/ James F. Oliviero
Name: James F. Oliviero
Title: President & CEO

TG Therapeutics, Inc.

By:	/s/ Michael Weiss
Name: Michael Weiss
Title: CEO & President